Exhibit 23

CONSENTS OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

The Board of Directors and Shareholders
Florida Rock Industries, Inc.:


We consent to the incorporation by reference in the Registration Statements Nos. 333-55128, 33-56322, 333-26775, 333-18873, 333-47618, 333-111663 and
333-121007 on Form S-8 of Florida Rock Industries, Inc. of our reports dated December 6, 2006, with respect to the consolidated balance sheets of Florida Rock Industries, Inc. and subsidiaries as of September 30, 2006 and 2005, and the related consolidated statements of income, shareholders' equity and comprehensive income, and cash flows for the years then ended, and the related financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting as of September 30, 2006 and the effectiveness of internal control over financial reporting as of September 30, 2006, which reports appear in the September 30, 2006 annual report on Form 10-K of Florida Rock Industries, Inc.

Our report on the consolidated financial statements refers to a change in method of computing share-based compensation as of October 1, 2005.

KPMG LLP

Jacksonville, Florida
Certified Public Accountants
December 6, 2006







We consent to the incorporation by reference in Registration Statements Nos. 333-55128, 33-56322, 333-26775, 333-18873, 333-47618, 333-111663 and 333-
121007 on Forms S-8 of our report dated December 01, 2004,(December 14, 2005 as to the effects of the stock split described in Note 1) incorporated by reference and included in this Annual Report on Form 10-K of Florida Rock Industries, Inc. for the year ended September 30, 2004.


DELOITTE & TOUCHE LLP

Jacksonville, Florida
December 6, 2006